UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report: July 14, 2021

HORACE MANN EDUCATORS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-10890	37-0911756
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Horace Mann Plaza, Springfield, Illinois 62715‑0001
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: 217‑789‑2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	HMN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Forward-looking Information
Statements included in the accompanying news release that state Horace Mann Educators Corporation’s (Company) or its management’s intentions, hopes, beliefs, expectations or predictions of future events or the Company’s future financial performance are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to known and unknown risks, uncertainties and other factors. The Company is not under any obligation to (and expressly disclaims any such obligation to) update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. It is important to note that the Company’s actual results could differ materially from those projected in such forward-looking statements. Please refer to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021 and the Company’s past and future filings and reports filed with the Securities and Exchange Commission for information concerning the important factors that could cause actual results to differ materially from those in forward-looking statements.

Item 1.01:	Entry into a Material Definitive Agreement
On July 14, 2021, Horace Mann Educators Corporation, a Delaware corporation, announced that it entered into a Stock Purchase Agreement (the “Agreement”), by and among the Company and Independence Capital Corp. and Independence Holding Company (the “Seller”) to acquire all of the equity interests in Madison National Life Insurance Company, Inc., an insurance company organized under the laws of the State of Wisconsin (“Madison National”). The Agreement provides, among other things, that, upon the terms and subject to the conditions set forth in the Agreement, the Company will acquire all of the equity interests in Madison National (the “Acquisition”) for $172.5 million. The Seller will have a potential earnout of up to $12.5 million payable in cash, if specified financial targets are achieved during 2023. The Agreement and the consummation of the transactions contemplated by the Agreement have been approved by the Company’s Board of Directors. The closing of the Acquisition is expected to occur early during the first quarter of 2022, subject to the satisfaction or waiver of applicable closing conditions as well as approval by certain regulators.
Further, effective July 12, 2021, the Company, as borrower, amended its Credit Agreement with PNC Bank, National Association as administrative agent and certain lenders party thereto to increase the line of credit available under the Credit Agreement’s senior revolving credit facility from $225 million to $325 million. PNC Bank, National Association and JPMorgan Chase Bank, N.A. serve as joint lead arrangers under the Credit Agreement, with The Northern Trust Company, KeyBank National Association, U.S. Bank National Association, Illinois National Bank, and Comerica Bank as lenders participating in the syndicate.
The Company expects to utilize the Credit Agreement’s senior revolving credit facility to fund a portion of the acquisition of Madison National, as well as for ongoing working capital, capital expenditures and general corporate expenditures.

Item 2.03:	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information set forth in Item 1.01 above is incorporated herein by reference.

Item 9.01:	Financial Statements and Exhibits

(d)	Exhibits

Exhibit 10.1(b)
Second Amendment to Credit Agreement dated as of July 12, 2021, among Horace Mann Educators Corporation, as borrower, PNC Bank, National Association, as administrative agent, and certain lenders party thereto.

	Exhibit 99.1	Glossary of Selected Terms

	Exhibit 99.2	Horace Mann Educators Corporation news release dated July 14, 2021.

	Exhibit 104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORACE MANN EDUCATORS CORPORATION

By:	/s/ Kimberly A. Johnson
	Name:	Kimberly A. Johnson
	Title:	Senior Vice President & Controller
(Principal Accounting Officer)

Date: July 14, 2021
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